Exhibit 23.5

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Ladder Capital Realty Finance Inc.

/s/ Jonathan Bilzin
Jonathan Bilzin

Dated: July 17, 2009